UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2017

STAPLES, INC.
(Exact name of registrant as specified in charter)

Delaware	0-17586	04-2896127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five Hundred Staples Drive, Framingham, MA	01702
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: 508-253-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets.

On February 2, 2017, Staples, Inc. (the “Company”) and its indirect wholly-owned subsidiaries Staples Cyprus Intermediary Holdings Ltd. (“Seller”) and Staples Solutions B.V. entered into a Sale and Purchase Agreement (the “SPA”) with Promontoria Holding 192 B.V. (“Purchaser”), an affiliate of Cerberus Capital Management, L.P., to sell the retail, contract and online businesses of the Company and its affiliates in Europe (subject to certain exceptions described in the SPA and excluding the previously owned UK retail business, the “Divested Business”). The SPA was entered into pursuant to that certain Signing Protocol dated December 7, 2016, by and among the Company, Seller and Purchaser, as described in the Form 8-K filed by the Company on December 7, 2016, which also describes the SPA (the “Prior Disclosure”). The Prior Disclosure is incorporated by reference herein.

On February 27, 2017, Staples, Inc. (the “Company”) and its indirect wholly-owned subsidiary Staples Cyprus Intermediary Holdings Ltd. (“Seller”) completed the previously announced sale pursuant to that certain Sale and Purchase Agreement dated as of February 2, 2017 with Staples Solutions B.V. (“Solutions”) and Promontoria Holding 192 B.V., an affiliate of Cerberus Capital Management, L.P. (“Purchaser”), as amended (the “SPA”), of the retail, contract and online businesses of the Company and its affiliates in Europe (subject to certain exceptions described in the SPA and excluding the Company’s previously owned UK retail business, the “Divested Business”).

The transaction was completed through the sale of 85% of the issued and outstanding common shares, and 100% of the preferred shares, in Solutions to Purchaser (such common shares together with the preferred shares, the “Shares”), with Seller retaining the remaining 15% of the issued and outstanding common shares of Solutions. The purchase price for the Shares was €50,000,000; provided, that Seller delivered Solutions and its subsidiaries with an amount of unrestricted cash equal to approximately €165,555,000 at completion, subject to customary post-closing adjustments.

The foregoing description of the disposition does not purport to be complete and is qualified in its entirety by reference to the full text of the SPA. The SPA (including the Memorandum of Understanding dated as of February 23, 2017 by and among the Company, Seller, Solutions and Purchaser, which made certain immaterial amendments to the SPA), is filed as Exhibits 2.1 and 2.2 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 7.01  Regulation FD Disclosure.

On February 28, 2017, the Company and Cerberus Capital Management L.P. issued a joint press release announcing the completion of the sale of the Divested Business. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(b) The unaudited pro forma condensed consolidated financial information attached hereto as Exhibit 99.1 is incorporated herein by reference and furnished as part of this Current Report on Form 8-K.

(d) The other exhibits listed on the Exhibit Index immediately preceding such exhibits are filed (in the case of Exhibits 2.1 and 2.2) or furnished (in the case of Exhibit 99.2) as part of this Current Report on Form 8-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 3, 2017	Staples, Inc.

		By:	/s/ Michael T. Williams
Michael T. Williams
Chief Legal Officer and Secretary

Exhibit Index

Exhibit No.	Description
2.1*
Sale and Purchase Agreement Regarding Issued Shares in the Capital of Staples Solutions B.V. dated February 2, 2017, by and among Staples Cyprus Intermediary Holdings Ltd., Promontoria Holding 192 B.V., Staples Solutions B.V., and the Company.

2.2	Memorandum of Understanding dated February 23, 2017, by and among Staples Cyprus Intermediary Holdings Ltd., Promontoria Holding 192 B.V., Staples Solutions B.V., and the Company.
99.1	Unaudited Pro Forma Condensed Consolidated Financial Information.
99.2	Press Release dated February 28, 2017.

* Pursuant to Item 601(b)(2) of Regulation S-K, the Company hereby agrees to supplementally furnish to the SEC upon request any omitted schedule to the Exhibit.